EXHIBIT 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated April 29, 2022, with respect to the consolidated financial statements included in the Annual Report of ReneSola Ltd on Form 20-F for the year ended December 31, 2021. We consent to the incorporation by reference of said report in the Registration Statements of ReneSola Ltd. on Form S-8 (Nos. 333-153647 and 333-175479).

/s/ Grant Thornton Zhitong Certified Public Accountants LLP*
Shanghai, People’s Republic of China
August 23, 2022

*Our official PCAOB registered name has been updated from “Grant Thornton” to “Grant Thornton Zhitong Certified Public Accountants LLP” effective from July 25, 2022.